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                                                                    Exhibit 9(D)

                              OMNIBUS FEE AGREEMENT

                  THIS AGREEMENT is made as of this 27th day of April, 1998, by and among ALPINE EQUITY TRUST (the "Company"), a Massachusetts business trust, BISYS FUND SERVICES, INC. ("BISYS"), a Delaware corporation and BISYS FUND SERVICES OHIO, INC. ("BISYS Ohio"), an Ohio corporation.

                  WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of several series of shares of beneficial interest ("Shares");

                  WHEREAS, the Company and BISYS Ohio have entered into an Administration Agreement, dated April 27, 1998, concerning the provision of management and administrative services for the investment portfolios of the Company (individually referred to herein as a "Fund" and collectively as the "Funds");

                  WHEREAS, the Company and BISYS have entered into a Fund Accounting Agreement and a Transfer Agency Agreement, each of which is dated April 27, 1998, concerning the provision of fund accounting and transfer agency services, respectively, for the Funds; and

                  WHEREAS, the parties desire to set forth the compensation payable by the Company under the foregoing agreements in a separate written document.

                  NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

                  1. The Administration Agreement, Fund Accounting Agreement, and Transfer Agency Agreement referred to herein shall be referred to collectively as the "Service Agreements."

                  2. The Company shall pay to BISYS Ohio all of the compensation set forth herein on the dates set forth herein.

                  3. The amount that is due and payable to BISYS Ohio (the "Payment") shall be computed at an annual rate of thirty-two and one-half one-hundredths of one percent (.325%) of each Fund's average daily net assets. The parties acknowledge and agree that the payment shall include an amount that represents the custodian fee payable to Investors Fiduciary Trust Company pursuant to a Custody Agreement, dated ________________________, between the Company and Investors Fiduciary Trust Company. In that connection, the Company hereby appoints BISYS Ohio as its paying agent for purposes of remitting that portion of the Payment that represents the custodian fee that is due and payable to Investors Fiduciary Trust Company. The parties further acknowledge and agree that the remainder of the Payment shall be in consideration for the services provided under the Service Agreements.



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                  4. This Agreement shall be governed by, and its provisions shall be construed in accordance with, the laws of the State of Ohio.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first written above.

                                        ALPINE EQUITY TRUST

                                        By:    /s/ Samuel A. Lieber
                                             -----------------------------
                                        Its:            CEO
                                             -----------------------------

                                        BISYS FUND SERVICES, INC.

                                        By:     /s/ David Huber
                                             -----------------------------
                                        Its:         President
                                             -----------------------------

                                        BISYS FUND SERVICES OHIO, INC.

                                        By:     /s/ David Huber
                                             -----------------------------

                                        Its:         President
                                             -----------------------------



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